Exhibit 99.2

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: October 19, 2018

SeD Home International, Inc.

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Chairman

Singapore eDevelopment Limited

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Chairman and Chief Executive Officer

Hengfai Business Development Pte. Ltd.

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Director

Hengfai International Pte. Ltd.

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Director

HF Enterprises Inc.

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Chairman and Chief Executive Officer

HFE Holdings Limited

By: /s/ Fai H. Chan
Name: Fai H. Chan
Title: Director

/s/ Fai H. Chan
Name: Fai H. Chan